UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2016

BIOLASE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Cromwell

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On August 1, 2016, Biolase, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company and the investors listed on Schedule I thereto (collectively, the “Investors”). Pursuant to the terms of the Purchase Agreement, the Company agreed to sell an aggregate of 88,494 shares of its convertible preferred stock, par value $0.001 per share (“Preferred Stock”), at a per share price of $113.00 in a private placement (the “Private Placement”). Each share of Preferred Stock will initially be convertible into 100 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), reflecting a conversion price equal to $1.13 per share, which is the closing price of the Common Stock quoted on the NASDAQ Capital Market on July 29, 2016, subject to customary anti-dilution adjustments. Beginning on January 1, 2017 and continuing so long as any shares of Preferred Stock remain outstanding, the Preferred Stock will bear interest at an initial rate of 2%, which interest rate will increase by 2% quarterly.

In addition, the Investors will receive warrants (the “Warrants”) to purchase up to an aggregate of 2,035,398 shares of Common Stock at an exercise price of $2.00 per share, subject to customary anti-dilution adjustments. The Warrants become exercisable on February 8, 2017, six months after the closing of the Private Placement, and have a term of five years from the date of issuance.

The closing of the Private Placement is expected to occur on August 8, 2016, subject to customary closing conditions. At the closing, the Company will receive $10 million in gross proceeds. If all of the Warrants are exercised, the Company would receive an additional $4.1 million in gross proceeds, resulting in total proceeds from the Private Placement of up to $14.1 million before transaction costs. The Company intends to use the net proceeds from the Private Placement for working capital, including but not limited to new product development, launch and subsequent scale-up, as well as general corporate purposes.

The Purchase Agreement contains customary terms regarding, among other things, representations and warranties and indemnification. Additionally, under the Purchase Agreement, the Company grants certain registration rights to the Investors. The Company is obligated to use commercially reasonable efforts to file, within 30 days following receipt of the stockholder approval discussed below, a registration statement on Form S-3 to register the resale of the shares of Common Stock issued upon conversion of the Preferred Stock and shares of Common Stock that may be issued pursuant to the Warrants (collectively, the “Shares”) and to effect the registration no later than 90 days after the filing date. With certain exceptions, the Company is obligated to keep the registration statement effective until all of the Shares are sold. The Company will be responsible for all of its fees and expenses incurred in connection with registering the Shares.

Following the closing of the Private Placement, the Company will be required to hold a meeting of its stockholders in order to, among other things, satisfy NASDAQ requirements with respect to the issuance of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants by certain holders whose warrants will initially be subject to the 19.99% Limitation (as defined below). The conversion of the Preferred Stock will occur automatically upon receipt of such stockholder approval, and no Warrants will be subject to the 19.99% Limitation following receipt of such stockholder approval. The “19.99% Limitation” means the provision contained in certain Warrants prohibiting the holder thereof from exercising the Warrants to the extent that the exercise would result in the holder beneficially owning more than 19.99% of the outstanding shares of Common Stock.

The Investors include the Jack W. Schuler Living Trust, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Jonathan T. Lord, PNC Investments LLC and the Flynn Living Trust. Jack W. Schuler is the sole trustee of the Jack W. Schuler Living Trust and, prior to the closing of the Private Placement, beneficially owned 26.2% of the issued and outstanding shares of Common Stock. Larry N. Feinberg is the managing member of Oracle Associates, LLC, which is the general partner of Oracle Partners, L.P. and Oracle Institutional Partners, L.P., and, prior to the closing of the Private Placement, beneficially owned 24.2% of the issued and outstanding shares of Common Stock. Jonathan T. Lord is a director of the Company. Paul N. Clark, the manager of PNC Investments LLC, is Chairman of the Board of the Company, and Harold C. Flynn Jr., the co-trustee of the Flynn Living Trust, is President and Chief Executive Officer of the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The shares of Preferred Stock and Warrants were offered in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act and rules promulgated thereunder and corresponding provisions of state securities laws. Each of the Investors is either a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Statements contained in this report that refer to the Company’s expectations regarding the closing of the private placement, use of proceeds and other non-historical facts are forward-looking statements. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s current expectations regarding future events and speak only as of the date of this report. Actual results may differ materially from the Company’s current expectations depending upon a number of factors. These factors include, among others, delays in satisfying or failure to satisfy closing conditions for the private placement, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. The Company does not undertake any responsibility to revise or update any forward-looking statements contained in this report.

Amendment to Standstill Agreements

On August 1, 2016, prior to entering into the Purchase Agreement, the Company entered into an amendment (the “Schuler Amendment”) to the Standstill Agreement dated November 10, 2015 (the “Schuler Standstill Agreement”) with Jack W. Schuler, Renate Schuler and the Schuler Family Foundation (collectively, the “Schuler Parties”), and the Company entered into an amendment (the “Oracle Amendment” and, together with the Schuler Amendment, the “Amendments”) to the Standstill Agreement dated November 10, 2015 (the “Oracle Standstill Agreement” and, together with the Schuler Standstill Agreement, the “Standstill Agreements”) with Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC and Oracle Investment Management, Inc. (collectively, the “Oracle Parties”). Effective as of the closing of the transactions contemplated by the Purchase Agreement, the Amendments increase the ownership limit under the Standstill Agreements from 25% to 30% such that, pursuant to the Standstill Agreements, as amended, each of the Schuler Parties and the Oracle Parties has agreed with respect to itself and its associates and affiliates, among other things, not to purchase or acquire any shares of Common Stock if such a purchase would result in aggregate beneficial ownership by it and its affiliates and associates in excess of 30% of the issued and outstanding shares of Common Stock.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Schuler Amendment and the Oracle Amendment, copies of which are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 1, 2016, the Company issued a press release announcing the Private Placement, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following is a list of the exhibits filed herewith.

Exhibit Number	Description

99.1	Securities Purchase Agreement, dated August 1, 2016, among Biolase, Inc. and the investors listed on Schedule I thereto.

99.2	Amendment to Standstill Agreement, dated August 1, 2016, by and among Jack W. Schuler, Renate Schuler, Schuler Family Foundation and Biolase, Inc.

99.3	Amendment to Standstill Agreement, dated August 1, 2016, by and among Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC, Oracle Investment Management, Inc. and Biolase, Inc.

99.4	Press Release of Biolase, Inc. issued on August 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOLASE, INC.

Date: August 2, 2016	By:	/s/ David C. Dreyer
David C. Dreyer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Securities Purchase Agreement, dated August 1, 2016, among Biolase, Inc. and the investors listed on Schedule I thereto.

99.2	Amendment to Standstill Agreement, dated August 1, 2016, by and among Jack W. Schuler, Renate Schuler, Schuler Family Foundation and Biolase, Inc.

99.3	Amendment to Standstill Agreement, dated August 1, 2016, by and among Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC, Oracle Investment Management, Inc. and Biolase, Inc.

99.4	Press Release of Biolase, Inc. issued on August 1, 2016.

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